UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 18, 2011

GLEACHER & COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14140

(Commission File Number)

22-2655804

(IRS Employer Identification No.)

1290 Avenue of the Americas

New York, New York

(Address of Principal Executive Offices)

10104

(Zip Code)

(212) 273-7100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Definitive Material Agreement.

The information presented under Item 5.02 below is incorporated by reference into this Item 1.01.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Hughes

On April 18, 2011, the Board of Directors of Gleacher & Company, Inc. (the “Company”) appointed Mr. Thomas J. Hughes, age 53, Chief Executive Officer (“CEO”) of the Company, such appointment to be effective as of May 2, 2011.  Mr. Hughes has most recently been Chairman and Chief Executive Officer of LNR Property LLC, a diversified commercial real estate finance company.  Mr. Hughes is also a Co-Founder of Fieldpoint Private Bank & Trust.  Prior to his role at LNR Property, Mr. Hughes served as the President and Chief Operating Officer of the Clinton Group, a New York-based hedge fund.  From 2001 to 2005, he served as Chief Executive Officer of Deutsche Asset Management and was a member of the Deutsche Bank Group Executive Committee.  Prior to joining Deutsche Bank, Mr. Hughes held a number of senior positions with Merrill Lynch.  He began his career at Merrill Lynch in 1984 as a mortgage backed securities trader and was named Head of MBS Trading in 1987, where he rebuilt and expanded the mortgage department.  During his tenure at Merrill Lynch, Mr. Hughes also became the global head of equity derivatives and convertible bond trading and in 1999 became the head of a newly created unit, Global Securities Financing.  Mr. Hughes graduated from The United States Merchant Marine Academy, earning a Bachelor of Science degree in Naval Architecture and Marine Engineering. He has served as a member of the board for organizations and corporations including Soleil Corporation, the International Monetary Fund and Hospital for Special Surgery and continues as a board member of the Cystic Fibrosis Foundation and The United States Merchant Marine Academy.  The Company also agreed to nominate Mr. Hughes to the Board of Directors (the “Board”) while he is employed as CEO during his employment term and the Board has nominated Mr. Hughes for election at the Company’s 2011 Annual Meeting of Stockholders to be held on May 19, 2011.  He was recommended to serve as a member of our Board because of his strong record of leadership and his more than 25 years of experience in a broad array of investment banking, asset management, and real estate finance businesses.   In addition, his service on the boards of various organizations and corporations will provide our Board with a broader perspective on corporate governance matters.

Concurrently with his appointment as CEO, the Company entered into an employment letter (the “Hughes Letter Agreement”) with Mr. Hughes.  The Hughes Letter Agreement is for a term of three years, starting on May 2, 2011.  Pursuant to the Hughes Letter Agreement, during the term, the Company will pay Mr. Hughes an annual base salary of $750,000, and he will be eligible for an annual incentive bonus to be determined by the Executive Compensation Committee.

As an inducement to commence employment with the Company, the Company also agreed to award Mr. Hughes (1) stock options to purchase up to 3,000,000 shares of Company common stock with a six-year term and a per share exercise price equal to the closing price of the Company’s common stock on the date of grant, and (2) restricted stock units (“RSUs”) in respect of 1,000,000 shares of Company common stock. The grant date of the awards will be the first business day after the day on which the 24-hour period immediately following the Company’s public release of earnings in respect of the prior completed fiscal quarter expires. The awards will vest in three equal installments on each of the first three anniversaries of the grant date, subject to Mr. Hughes’ continued employment with the Company (except as otherwise provided in the award agreements in connection with certain terminations of employment).  Stock options in respect of 2,000,000 shares of the Company’s common stock will be granted under the Company’s 2007 Incentive Compensation Plan, and the RSUs and stock options in respect of 1,000,000 shares of Company common stock are to be granted pursuant to the “employee inducement” award exception of the NASDAQ rules.

The foregoing description of Mr. Hughes’ compensation arrangements is qualified in its entirety by reference to the Hughes Letter Agreement and the 2007 Incentive Compensation Plan Stock Option Agreement, the Inducement Stock Option Agreement and the Inducement Restricted Stock Units Agreement, attached thereto, all of which are filed herewith as Exhibit 10.1, 10.2, 10.3, and 10.4, respectively, and incorporated herein by reference.

Mr. McNierney

Our current CEO, Peter J. McNierney, will continue as CEO until Mr. Hughes’ assumption of the office on May 2, 2011.  Mr. McNierney has indicated his intention to thereafter resign as an officer and director of the Company to pursue other business opportunities.  The Company and Mr. McNierney have entered into a letter agreement setting forth the arrangements in connection with his separation.  The letter agreement provides that, subject to Mr. McNierney executing a release of claims against the Company, the Company will pay Mr. McNierney a total of approximately $2.0 million, which includes a $756,000 payment due to Mr. McNierney pursuant to the terms of his current employment letter agreement.  Mr. McNierney’s vested stock options will remain exercisable until the expiration date set forth in the applicable stock option agreement and his vested restricted stock units will settle in accordance with their existing terms.  Stock options under Mr. McNierney’s current stock option agreements that are unvested as of the date of Mr. McNierney’s resignation will be forfeited.

The foregoing description of Mr. McNierney’s letter agreement is qualified in its entirety by reference to such letter, which is filed herewith as Exhibit 10.5 and incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act rules regarding stockholder advisory votes on executive compensation, the Company’s Board of Directors approved an amendment to the Company’s Amended and Restated Bylaws, effective as of April 18, 2011, to provide that votes regarding future advisory votes on executive compensation shall be determined by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election. The summary of the amendment is qualified in its entirety by reference to the full text of the amendment filed as Exhibit 3.1 to this Form 8-K, and which is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

The Company announced the appointment of Mr. Hughes and Mr. McNierney’s intention to thereafter resign as described in Item 5.02 in a press release issued on April 18, 2011. That press release is filed herewith as Exhibit 99.1.

The information in Item 7.01 of this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

3.1.   —   Bylaw amendment of Gleacher & Company, Inc., dated April 18, 2011.

10.1  —   Letter Agreement, dated April 18, 2011, between the Company and Thomas J. Hughes.

10.2  —   2007 Incentive Compensation Plan Stock Option Agreement (Exhibit A to the Letter Agreement referenced above).

10.3  —   Inducement Stock Option Agreement (Exhibit B to the Letter Agreement referenced above).

10.4  —   Inducement Restricted Stock Units Agreement (Exhibit C to the Letter Agreement referenced above).

10.5  —   Letter Agreement, dated April 22, 2011, between the Company and Peter J. McNierney.

99.1  —   Press Release of Gleacher & Company, Inc. dated April 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLEACHER & COMPANY, INC.

	By:	/s/ Jeffrey Kugler
	Name:	Jeffrey Kugler
	Title:	Chief Financial Officer

Dated: April 22, 2011